UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2011

INCONTACT, INC.

(Exact name of registrant as specified in its charter)

1-33762

(Commission

File No.)

Delaware	87-0528557
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

7730 S. Union Park Ave., Suite 500, Midvale, Utah 84047

(Address of principal executive offices)

(801) 320-3200

(Registrant’s telephone number)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders held on June 15, 2011, the stockholders voted on the following five proposals:

1.	Election of Theodore Stern, Steve Barnett, Paul F. Koeppe, Blake O. Fisher, Jr., Mark J. Emkjer, and Paul Jarman as directors of inContact to serve until their successors are duly elected and qualified;

2.	Approve an amendment to inContact’s Bylaws to classify the Board of Directors and to provide for staggered three-year terms of service for each class of directors;

3.	Ratify the Audit Committee’s appointment of Deloitte & Touche LLP as inContact’s independent registered public accounting firm for the year ending December 31, 2011;

4.	Hold a non-binding advisory vote on a resolution for approval of executive compensation for inContact’s name executive officers; and

5.	Hold a non-binding advisory vote on whether future non-binding advisory votes on executive compensation should occur every one, two or three years.

The final votes cast on the five proposals are as follows:

Proposal No. 1         Election of Directors

	Votes For	Votes Withheld	Broker Non-Votes
Theodore Stern	18,380,817	1,580,532	11,678,745
Paul Jarman	19,031,839	929,510	11,678,745
Steve Barnett	18,139,569	1,821,780	11,678,745
Mark J. Emkjer	18,805,836	1,155,513	11,678,745
Blake O. Fisher, Jr.	18,801,334	1,160,015	11,678,745
Paul F. Koeppe	18,801,336	1,160,013	11,678,745

Proposal No. 2         Amend the Bylaws to Provide for a Staggered Board

Votes For	Votes Against	Abstain	Broker Non-Votes
9,142,184	10,813,161	6,004	11,678,745

Proposal No. 3         Ratification of Appointment of Independent Accounting Firm

Votes For	Votes Against	Abstain	Broker Non-Votes(1)
29,936,028	1,633,064	71,002	—

Proposal No. 4         Advisory Vote on Executive Compensation

Votes For	Votes Against	Abstain	Broker Non-Votes
18,726,458	1,095,047	139,844	11,676,745

Proposal No. 5         Advisory Vote on Frequency of Executive Compensation Advisory Vote

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
6,367,517	279,927	12,093,653	1,220,252	11,676,745

The vote on this proposal is consistent with the recommendation of the Board of Directors. Accordingly, it is expected the advisory vote on executive compensation will be held every three years.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inContact, Inc.

Date: June 17, 2011	By:	/s/ Gregory S. Ayers
Gregory S. Ayers, Chief Financial Officer

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